Sustainability Lori Ryerkerk

qualitypeople safety communitycustomers shareholders SUSTAINABILITY Human Capital Optimization Right To Compete Risk Mitigation Demand Growth Central to Our Business Aligned with Our Values 2 Accelerating safe and sustainable solutions through chemistry

Our approach to sustainability GOVERNANCE: NAVIGATING A SUSTAINABLE FUTURE Three sustainability pillars under a shared governance framework Waste Water Energy Air Climate ENVIRONMENTAL Human Capital Workforce Health and Safety Process Safety and Emergency Preparedness Community Relations PRESERVING THE ENVIRONMENT SOCIETAL Chemical Safety Supply Chain Management Circular Economy COMMERCIAL INVESTING IN OUR PEOPLE AND COMMUNITIES ADVANCING SAFE AND SUSTAINABLE CUSTOMER SOLUTIONS 3

Governance: navigating a sustainable future

MULTIPLYING OUR MOMENTUM

Commitment formalized through an ESG Council with Board oversight

Board of Directors

- Audit Committee
- CMD Committee[1]
- NCG Committee[2]
- EHSQPP Committee[3]

Executive Management

ESG Council: business and functional experts

ESG Council's Progress:

Q3 2019	Formed ESG Council
Q4 2019	Completed ESG priority assessment
Q1 2020	Committed to adopt SASB Chemical Industry standards
Q2 2020	Launched enhanced sustainability website and proxy disclosures
Q3 2020	Formed 10 ESG expert committees to develop KPIs, baselines, and targets
Q1 2021	Developing 2020 Sustainability Report and website aligned to SASB and UNSDGs[4]

Our sustainable future starts with leadership

[1] CMD - Compensation and Management Development Committee
[2] NCG - Nominating and Corporate Governance Committee
[3] EHSQPP - Environmental, Health, Safety, Quality and Public Policy Committee
[4] UNSDG - UN Sustainability Development Goals

Celanese 4

Preserving the environment Strategic steps aimed to reduce our operational impact 2 From a 2021 baseline 34% reduction in solid waste intensity 2013-20191 ~160,000 MMBtu per year heat recovery and reuse from hazardous waste incinerator project 15% reduction in total waste by 20302 Committed to Operation Clean Sweep pledge for European and U.S. facilities 10% reduction in water consumption intensity by 20302 237 energy projects delivered ~$25 million in savings from 2019-2020 ~3,100 mt reduction of CO2 annually at Lanaken site from new combined heat power unit 10% reduction in total net energy intensity by 20302 37% VOC3 intensity reduction from 2013-20191 30% GHG4 intensity reduction from 2013-20191 AirEnergyWaterWaste 4 GHG - Greenhouse Gas 15% 10% 10% 30% Capturing Hazardous Air Pollutants (HAPS) in 2020 for future disclosure and target 3 VOC - Volatile Organic Compounds1 Based on internal estimates 5

Addressing climate change

MULTIPLYING OUR MOMENTUM

Investing in projects to:

- **Increase** energy efficiency and **improve** reliability
- **Recover** and **reuse** waste heat
- **Increase** use of renewable energy and sustainable raw materials

Green Initiatives at Clear Lake, Texas Facility

Renewable Energy Supply

Signed a renewable energy contract to supply ~33% of the annual electricity consumption at the site.[1,2]

142,759 MWh OF RENEWABLE ELECTRICITY PURCHASED ▶ DISPLACING A TOTAL OF 66,700 mt CO_2 → EQUIVALENT TO taking more than 14,500 cars off the road per year[3]

Methanol Production from Recycled CO_2

By-product CO_2 as alternative feedstock for methanol production[4] to be used in a range of end-products.

DISPLACING A TOTAL OF 180,000 mt CO_2 → EQUIVALENT TO taking more than 39,000 cars off the road per year

Adopted climate policy in 2020 and committed to establishing robust climate program

[1] ~65% of the site's daytime electricity usage during summer months
[2] To come online in mid-2021
[3] Carbon abatement for one year estimates using ERCOT eGRID scalers
[4] Through the Fairway Joint Venture anticipated to begin mid-2023

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Committed to our people and communities

MULTIPLYING OUR MOMENTUM

Human Capital

- **Providing a diverse, equitable and inclusive culture**
  - 50% women on Board of Directors
  - 28% women in management
  - 29% people of color in U.S. management roles
- **Tools and resources to support employee development, career growth and wellness needs**

Workforce Health & Safety

- **~50% reduction in total recordable incidents from 2014-2020**
- **21 of 35 sites with no recordable injuries in 2019**

Process Safety & Emergency Preparedness

- **~75% reduction in total process safety incidents 2013-2020**
- **~50 U.S. companies have adopted CE's "Walk the Line" program focused on operational discipline**
- **Performed severe weather assessments for 8 CE high and medium risk facilities in 2020**

Community Relations

- **$1.4 million donated to ~900 non-profit organizations in 2020**
- **$4.4 million donated to ~1,500 non-profit organizations in 2019**
- **900,000+ volunteer hours since 2016**

Driving greater engagement within Celanese and our communities

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Driving Diversity, Equity & Inclusion (DE&I)... ...for a culture of inclusion, innovation and growth 18 cross-functional employees representing 11 countries Senior leadership chair Oversight by the Board of Directors Employee Resource Groups (ERGs) to inspire, develop and increase the visibility of under-represented employee groups Engagement with key industry and academic organizations to recruit diverse talent Initiatives to support under-represented groups pursuing STEM1 degrees Global cultural awareness and heritage celebrations Supplier diversity program Global DE&I Council as our advisory committee Employee Interest Groups (EIGs) to connect employees with common interests and causes - - - 8 ERGs | 39 Chapters Leadership Employee Engagement Outreach 1 STEM - Science, Technology, Engineering, Mathematics 8

Advancing safe and sustainable customer solutions

MULTIPLYING OUR MOMENTUM

Chemical Safety

- Publish product profiles prioritized by risk/volume
- Establish customer chemical safety education program
- Align with ACC's[1] product safety innovation program

Supply Chain Management

- Sourcing of renewable energy and renewable or bio-based raw materials
- Improved management of supplier, vendor and contractor risk profiles
- ~$150 million economic benefit through Celanese purchases from small businesses[2]

Sustainable Solutions

- Chemistry of platform well suited for long-term transition to more renewable feedstocks
- Heavy exposure to highly engineered, durable applications
- Focus on customer solutions that improve resource efficiency and product life

Helping our customers realize the sustainability goals of their end use products

[1] ACC - American Chemistry Council
[2] Minority, women and veteran-owned businesses based upon input-output analysis model

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Enabling sustainable solutions 2020 Net Sales: $5.7B Sustainable solutions and products Significant contributor to our future net sales growth Redispersible powders reduce required tile adhesive thickness, lowering the carbon footprint by up to 50% Clarifoil® and BlueRidgeTM product offerings that are bio-based materials EM lightweighting solutions improve fuel economy by offering up to 30% mass savings vs. traditional part materials Sustainable Solutions and Products 10Based on internal estimates

On our sustainability horizon Launching the 2020 Sustainability Report and website in mid-2021 Voluntary sustainability reporting to ACC Publishing human capital metrics for increased transparency Integrating software to capture environmental SASB metrics Increasing transparency and reporting of our climate initiatives on carbon impact Leadership through consistent improvement in transparency 11 Expanding the product portfolio of sustainable solutions Setting targets for environmental goals